SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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LANNETT COMPANY, INC.

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LANNETT COMPANY, INC.
9000 STATE ROAD
PHILADELPHIA, PA 19136
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JANUARY 17, 2006
TO THE STOCKHOLDERS OF LANNETT COMPANY, INC.
The annual meeting (the “Annual Meeting”) of the Stockholders of Lannett Company, Inc., a Delaware Corporation, (the “Company”) will be held on Wednesday, January 17, 2006 at 9:00 a.m., local time, at the Company’s facility at 9001 Torresdale Avenue, Philadelphia, PA 19136, for the following purposes:
1.	To elect six (6) members of the Board of Directors to serve until the next Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified;
2.	To approve the appointment of Grant Thornton LLP as independent auditors;
3.	To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.
THESE MATTERS ARE MORE FULLY DESCRIBED IN THE PROXY STATEMENT ACCOMPANYING THIS NOTICE.
Stockholders of record at the close of business on December 6, 2005 may vote at this Annual Meeting.
It is important that you be represented at the Annual Meeting. You are cordially invited to attend the Annual Meeting in person and we encourage you to attend and take the opportunity to ask questions.

By Order of the Board of Directors

/s/ William Farber
December 14, 2005 Philadelphia, Pennsylvania	William Farber, Chairman and Chief Executive Officer

LANNETT COMPANY, INC.
PROXY STATEMENT
FOR
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JANUARY 17, 2006

ATTENDANCE AND VOTING MATTERS
DATE, TIME, AND PLACE OF MEETING
     This Proxy Statement is provided to you by the Board of Directors of Lannett Company, Inc. (the “Company” or “Lannett”) in connection with the Annual Meeting. The Annual Meeting will be held on Wednesday, January 17, 2006 at 9:00 a.m., local time, at the Company’s facility at 9001 Torresdale Avenue, Philadelphia, PA 19136, or at any adjournments or postponements of the Annual Meeting for the purposes set forth in the accompanying Notice of Annual Meeting. We intend to mail this Proxy Statement and the accompanying Notice of Annual Meeting on or about December 20, 2005 to all stockholders entitled to vote at the Annual Meeting.
VOTING METHODS
You may vote on matters to come before the meeting in two ways:

-	You may come to the Annual Meeting and cast your vote in person;

-	You may vote by signing and returning the enclosed proxy card by mail. If you do so, the individuals named on the card will vote your shares in the manner you indicate. You may revoke your proxy at any time prior to the Annual Meeting.
     If you come to the Annual Meeting to cast your vote in person and you are holding your stock in a brokerage account (“street name”) you will need to bring a legal proxy obtained from your broker.
     You are entitled to cast one vote for each share of Lannett common stock owned on the record date, December 6, 2005. As of the record date, there were 24,125,884 shares of Lannett common stock outstanding. Stockholders are not entitled to cumulative voting in the election of directors.
QUORUM
     A quorum of stockholders is necessary to hold a valid meeting for the transaction of business. If the holders of a majority of Lannett common stock are present at the meeting, in person or by proxy, a quorum will exist. Abstentions and “broker non-votes” are counted as present for purposes of establishing a quorum.
VOTE NECESSARY FOR ACTION
     Directors are elected by a plurality vote of shares present at the Annual Meeting. Except as noted below, each other action to be considered by the stockholders will be approved by the affirmative vote of at least a majority of the shares present in person or by proxy at the meeting and entitled to vote on the matter. For each of these proposals, an abstention will have the same effect as a vote against the proposal. Broker non-votes will not be voted for or against any of these proposals and will have no effect on any of these proposals.

PROPOSAL NO. 1 – ELECTION OF DIRECTORS
NOMINEES
     The Company’s Bylaws provide that the number of directors of the Company may be determined by the Stockholders, or in the absence of such determination, by the Board of Directors. Currently, there are six members of the Board of Directors. The Board of Directors nominates the six persons named below, each of whom is currently serving on the Board of Directors, for election to the Board of Directors. As of the date of this Proxy Statement, the Board of Directors is not aware that any nominee is unable to serve or will decline to serve as a director. The six nominees receiving the highest number of affirmative votes of the shares entitled to vote at the Annual Meeting will be elected directors of the Company until the next Annual Meeting and until their successors have been elected and qualified or until their earlier resignation or removal.
     The following list identifies the nominees for election to the Board of Directors and sets forth-certain information regarding each nominee. All nominees are currently serving as directors of the Company.
     William Farber, 74, was elected as Chairman of the Board of Directors and Chief Executive Officer in August 1991. From April 1993 to the end of 1993, Mr. Farber was the President and a director of Auburn Pharmaceutical Company. From 1990 through March 1993, Mr. Farber served as Director of Purchasing for Major Pharmaceutical Corporation. From 1965 through 1990, Mr. Farber was the Chief Executive Officer of Michigan Pharmacal Corporation. Mr. Farber is a registered pharmacist in the State of Michigan.
     Ronald A. West, 71, was elected a Director of the Company in January 2002. In September 2004, Mr. West was elected Vice Chairman of the Board of Directors. Mr. West is currently a Director of Beecher Associates, an industrial real estate investment company; R&M Resources, an investment and consulting services company; and North East Staffing, Inc., an employee services company. From 1983 to 1987, Mr. West served as Chairman and Chief Executive Officer of Dura Corporation, an original equipment manufacturer of automotive products and other engineered equipment components. In 1987, Mr. West sold his ownership position in Dura Corporation, at which time he retired from active management positions. Mr. West was employed at Dura Corporation since 1969. Previously, he served in various financial management positions with TRW, Inc., Marlin Rockwell Corporation and National Machine Products Group, a division of Standard Pressed Steel Company. Mr. West studied Business Administration at Michigan State University and the University of Detroit.
     Myron Winkelman, R. Ph., 68, was elected a Director of the Company in June 2003. Mr. Winkelman has significant career experience in various aspects of pharmacy and health care. He is currently President of Winkelman Management Consulting (WMC), which provides consulting services to both commercial and governmental clients. He has served in this position since 1994. Mr. Winkelman has recently managed multi-state drug purchasing initiatives for both Medicaid and state entities. Prior to creating WMC, he was a senior executive with ValueRx, a large pharmacy benefits manager, and served for many years as a senior executive for the Revco, Rite Aid and Perry Drug chains. While at ValueRx, Mr. Winkelman served on the Board of Directors of the Pharmaceutical Care Management Association. He belongs to a number of pharmacy organizations, including the Academy of Managed Care Pharmacy and the Michigan Pharmacy Association. Mr. Winkelman is a registered pharmacist and holds a Bachelor of Science Degree in Pharmacy from Wayne State University.
     Albert I. Wertheimer, PhD, MBA, 61, was elected a Director of the Company in September 2004. Dr. Wertheimer has a long and distinguished career in various aspects of pharmacy, health care, education and pharmaceutical research. Since 2000, Dr. Wertheimer has been a professor at the School of Pharmacy at Temple University, and director of its Center for Pharmaceutical Health Services Research. From 1997 to 2000, Dr. Wertheimer was Director of Outcomes Research and Management at Merck & Co., Inc. In addition to his academic responsibilities, he is the author of 20 books and more than 350 journal articles. Dr. Wertheimer also provides consulting services to institutions in the pharmaceutical industry. Dr. Wertheimer’s academic experience includes professorships and other faculty and administrative positions at several educational institutions, including the Medical College of Virginia, St. Joseph’s University, Philadelphia College of Pharmacy and Science and the University of Minnesota. Dr. Wertheimer’s previous professional experience includes pharmacy services in commercial and non-profit environments. Dr. Wertheimer is a licensed pharmacist in five states, and is a member of several health associations, including the American Pharmacists Association and the American Public Health Association. Dr. Wertheimer is the editor of the JOURNAL OF PHARMACEUTICAL FINANCE AND ECONOMIC POLICY; and he has been on the editorial board of the Journal of Managed Pharmaceutical Care, Medical Care, and other healthcare journals. Dr. Wertheimer has a B.S. Degree in Pharmacy from the University of Buffalo, an M.B.A. from the State University of New York at Buffalo, a Ph.D. from Purdue University and a Post Doctoral Fellowship from the University of London, St. Thomas’ Medical School.
     Garnet Peck, Ph.D., 76, was elected a director of the Company in September 2005. Dr. Peck is Professor Emeritus of the Industrial and Physical Pharmacy department at Purdue University, where he has held numerous positions since 1967. Earlier in his career, Dr. Peck served as a senior scientist and group leader at the Mead Johnson Research Center and as a Pharmacist in the United States Army. Dr. Peck has also consulted for some of the largest pharmaceutical companies in the world and served on several committees of the United States Food and Drug Administration. Peck has chaired numerous pharmaceutical conferences and is a published author and frequent lecturer. He earned a bachelor degree in pharmacy, with distinction, from Ohio Northern University, and a Master of Science degree and doctorate degree in industrial pharmacy from Purdue University.
     Kenneth Sinclair, Ph.D., 59, was elected a director of the Company in September 2005. Dr. Sinclair is currently Professor and Chair of the Accounting Department at Lehigh University, where he began his academic career in 1972. Sinclair has been recognized for teaching innovation, held leadership positions with professional accounting organizations and served on numerous academic and advisory committees. He has received a number of awards and honors for teaching and service, and has researched and written on a myriad of subjects related to accounting. Sinclair earned a bachelor of business administration degree in accounting, a Master of Science degree in accounting and a Doctorate Degree in Business Administration from the University of Massachusetts.
     To the best of the Company’s knowledge, there are no material proceedings to which any nominee is a party, or has a material interest adverse to the Company. To the best of the Company’s knowledge, there have been no events under any bankruptcy act, no criminal proceedings and no judgments or injunctions that are material to the evaluation of the ability or integrity of any nominee during the past five years.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT LANNETT STOCKHOLDERS VOTE “FOR” THESE NOMINEES. UNLESS MARKED TO THE CONTRARY, PROXIES RECEIVED FROM STOCKHOLDERS WILL BE VOTED IN FAVOR OF THESE NOMINEES.

BOARD MEETINGS AND COMMITTEES
     The Board of Directors met thirteen times during the fiscal year ended June 30, 2005 (“Fiscal 2005”). In addition to meetings of the Board, directors attended meetings of individual Board committees. In Fiscal 2005, all of the directors attended at least 75% of the Board meetings and meetings of Board committees of which they were a member, with the exception of Garnet Peck and Kenneth Sinclair, who were elected to the Board of Directors in September 2005. There were six Audit Committee meetings and two Strategic Planning Committee meeting during Fiscal 2005. There were no Compensation Committee meetings held during Fiscal 2005. In addition to the Committees noted, in February 2004, the Board of Directors created a Special Committee, consisting of the three independent Board Directors, to look after the best interests of the stockholders of the Company. The Committee was created after William Farber entered into an option agreement with Perrigo Company, Inc. to potentially acquire all of the shares owned by Mr. Farber and his wife. The Special Committee met seven times during Fiscal 2005.
     The Audit Committee has responsibility for recommending the retention of independent auditors, conferring with the independent auditors regarding their audit of the Company’s consolidated financial statements, reviewing the independent auditors’ fees and considering whether non-audit services are compatible with maintaining their independence, and considering the adequacy of internal financial controls. All members of the Audit Committee are independent directors as defined by the rules of the American Stock Exchange. The Audit Committee is comprised of Dr. Sinclair (Chairman), Mr. West and Dr. Wertheimer. See “Report of the Audit Committee,” and the “Charter of the Audit Committee.”
     Financial expert on audit committee: The Board of Directors has determined that Mr. West, current director of Lannett as well as director of Beecher Associates, an industrial real estate investment company, R&M Resources, an investment and consulting services company and North East Staffing, Inc., an employee services company and previously the Chief Executive Officer of Dura Corporation, is the audit committee financial expert as defined in Section 3 (a) (58) of the Exchange Act and the related rules of the commission.
     The Compensation Committee establishes and regularly reviews the Company’s compensation philosophy, strategy, objectives and ethics and determines the compensation payable to the officers of the Company. The Committee also administers the Company’s equity compensation plans. All members of the Compensation Committee are independent directors as defined by the rules of the American Stock Exchange. The Compensation Committee is comprised of Mr. West (Chairman), Mr. Winkelman and Dr. Wertheimer.
     The Strategic Planning Committee oversees the Company’s medium and long-term business strategies, including the decisions regarding new product initiatives, joint ventures and alliances, new markets and other matters related to the Company’s long-term planning process. The Strategic Planning Committee is comprised of Mr. Winkelman (Chairman) and Dr. Wertheimer and Dr. Peck.
     Lannett has no formal Nominating Committee of the Board of Directors, or a formal written charter for nominations. Recommendations to the Board of Directors are approved by a majority of independent directors. The full Board of Directors is responsible for identifying and evaluating individuals qualified to become Board members and to recommend such individuals for nomination. In the current year additions of Dr. Peck and Dr. Sinclair, the Board has sought to balance the existing skill sets of current board members with the need for other diverse skills and qualities that will complement Lannett’s strategic vision. All candidates must possess an unquestionable commitment to high ethical standards and have a demonstrated reputation for integrity. Other facts considered include an individual’s business experience, education, civic and community activities, knowledge and experience with respect to the issues impacting the generic drug industry and public companies, as well as the ability of the individual to devote the necessary time to service as a Director. A majority of the Directors on the Board are independent, as defined by the rules of the American Stock Exchange, and the Board will consider any conflicts of interest that might impair that independence.
     The Board of Directors does not have a formal policy with regard to the consideration of any director candidates recommended by security holders. The independent members of the Board of Directors will consider candidates recommended by stockholders. All nominees will be evaluated in the same manner, regardless of whether they were recommended by the Board of Directors, or recommended by a stockholder. This will ensure that appropriate director selection continues.
     All nominees for election at this Annual Meeting, except Dr. Peck and Dr. Sinclair, were previously elected by stockholders. Dr. Peck, a new candidate for election by stockholders, joined the Board in September 2005. Dr. Peck came to the attention of the Board of Directors through a recommendation by an independent board member who was identifying candidates who meet the criteria outlined above. Dr. Sinclair came to the attention of the Board of Directors through a recommendation by an Executive Officer who was identifying candidates who meet the criteria outlined above.
COMPENSATION OF DIRECTORS
     Each Director receives $2,500 per month for services as Director, plus $1,000 per board meeting attended. The Company also reimburses Directors for their participation in Board committees. These committees consist of the Audit Committee, the Compensation Committee and the Strategic Planning Committee. The Chairman of each committee receives $1,500 for each committee meeting attended during Fiscal 2005. Non-Chairman Directors receive $1,000 for committee meetings attended during Fiscal 2005. Members of the Special Committee receive $3,000 per meeting. Directors are also reimbursed for expenses incurred in attending Board or committee meetings. One director also received stock options during Fiscal 2005 as compensation for his services. The following table identifies that stock option grant in Fiscal 2005.

	(b)	(c)			(f)
	Number of	% of Total			Potential Realizable Value at
	Securities	Options/SARs			Assumed Annual Rates of Stock
	Underlying	Granted to	(d)		Price Appreciation for Option
(a)	Options/SARs	Recipients in	Exercise or Base	(e)	Terms
Name	Granted (#)	Fiscal Year	Price ($/Share)	Expiration Date	5%	10%
Albert Wertheimer	20,000	15.2%	20,000 @ 9.02	12/8/2014	$113,453	$287,511

PRINCIPAL STOCKHOLDERS
     The following table sets forth, as of December 6, 2005, information regarding the security ownership of the directors and certain executive officers of the Company and persons known to the Company to be beneficial owners of more than five (5%) percent of the Company’s common stock:

		Excluding Options			Including Options (*)
Name and Address of		Number		Percent	Number
Beneficial Owner	Office	of Shares		of Class	of Shares		Percent of Class
Directors/Executive Officers:

William Farber 9000 State Road	Chairman of the
Philadelphia, PA 19136	Board	13,619,129	[1]	56.45%	13,681,629	[2]	56.71%

Arthur Bedrosian 9000 State Road Philadelphia, PA 19136	President	448,697	[3]	1.86%	595,597	[4]	2.47%

		Excluding Options		Including Options (*)
Name and Address of		Number	Percent	Number
Beneficial Owner	Office	of Shares	of Class	of Shares		Percent of Class
Kevin Smith	Vice President of
9000 State Road	Sales and
Philadelphia, PA 19136	Marketing	76	0.00%	59,170	[5]	0.25%

Bernard Sandiford 9000 State Road	Vice President of Operations
Philadelphia, PA 19136		287	0.00%	21,374	[6]	0.09%

William Schreck 9000 State Road	Vice President of Logistics
Philadelphia, PA 19136		0	0.00%	11,830	[7]	0.05%

Brian Kearns	Vice President of
9000 State Road	Finance, Chief
Philadelphia, PA 19136	Financial Officer,
	Treasurer and
	Secretary	0	0.00%	0		0.00%

Albert I. Wertheimer	Director	0	0.00%	6,667	[8]	0.03%
9000 State Road
Philadelphia, PA 19136

Ronald A. West 9000 State Road	Vice Chairman of the Board
Philadelphia, PA 19136		7,310	0.03%	35,591	[9]	0.15%

Myron Winkelman 9000 State Road Philadelphia, PA 19136	Director	1,000	0.00%	17,667	[10]	0.07%

Garnet Peck 9000 State Road Philadelphia, PA 19136	Director	0	0.00%	0		0.00%

Kenneth Sinclair 9000 State Road Philadelphia, PA 19136	Director	0	0.00%	0		0.00%

All directors and executive officers as a group (11 persons)		14,076,499	58.35%	14,429,524		58.95%

1.	Includes 300,000 shares owned jointly by William Farber and his spouse Audrey Farber.

2.	Includes to total of 62,500 vested options to purchase common stock at exercise prices ranging from $7.97 per share to $17.36 per share.

3.	Includes 31,450 shares owned by Arthur Bedrosian’s wife, Shari Bedrosian and 9,000 shares owned by Arthur Bedrosian’s daughter, Talin Bedrosian. Mr. Bedrosian disclaims beneficial ownership of these shares.

4.	Includes a total of 146,900 vested options to purchase common stock at exercise prices ranging from $4.63 per share to $17.36 per share.

5.	Includes a total of 59,094 vested options to purchase common stock at exercise prices ranging from $2.30 per share to $17.36 per share.

6.	Includes a total of 21,087 vested options to purchase common stock at exercise prices ranging from $7.97 per share to $17.36 per share.

7.	Includes a total of 11,830 vested options to purchase common stock at an exercise price of $11.27 per share.

8.	Includes a total of 6,667 vested options to purchase common stock at an exercise price of $9.02 per share.

9.	Includes a total of 28,281 vested options to purchase common stock at exercise prices ranging from $7.97 per share to $17.36 per share.

10.	Includes a total of 16,667 vested options to purchase common stock at exercise prices ranging from $16.04 per share to $17.36 per share.

*	Assumes that all options exercisable within sixty days have been exercised
SECTION 16 (a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
     Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors, officers, and persons who own more than 10% of a registered class of the Company’s equity securities to file with the SEC reports of ownership and changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater-than-10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.
     Based solely on review of the copies of such reports furnished to the Company or written representations that no other reports were required, the Company believes that during Fiscal 2005, all filing requirements applicable to its officers, directors and greater-than-10% beneficial owners were complied with.

DIRECTORS AND OFFICERS
     The directors and executive officers of the Company are set forth below:

Directors:	Age	Position
William Farber	74	Chairman of the Board and Chief Executive Officer

Ronald A. West	71	Vice Chairman of the Board

Myron Winkelman	68	Director

Albert I. Wertheimer	61	Director

Kenneth Sinclair	59	Director

Garnet Peck	76	Director

Executive Officers:

Arthur P. Bedrosian	59	President

Brian Kearns	39	Vice President of Finance, Chief Financial
		Officer, Treasurer and Secretary

Kevin Smith	45	Vice President of Sales & Marketing

Bernard Sandiford	76	Vice President of Operations

William Schreck	56	Vice President of Logistics
     William Farber – See “Proposal #1-Election of Directors” for matters pertaining to Mr. Farber.
     Ronald A. West – See “Proposal #1-Election of Directors” for matters pertaining to Mr. West.
     Myron Winkelman – See “Proposal #1-Election of Directors” for matters pertaining to Mr. Winkelman.
     Albert I. Wertheimer – See “Proposal #1-Election of Directors” for matters pertaining to Dr. Wertheimer.
     Kenneth Sinclair – See “Proposal #1-Election of Directors” for matters pertaining to Dr. Sinclair.
     Garnet Peck – See “Proposal #1-Election of Directors” for matters pertaining to Dr. Peck.
     Arthur P. Bedrosian, J.D. was elected President of the Company in May 2002. He served as the Company’s Vice President of Business Development from January 2002 to April 2002, and as a Director from February 2000 to January 2002. Mr. Bedrosian has operated generic drug manufacturing, sales, and marketing businesses in the healthcare industry for many years. From 1999 to 2001, Mr. Bedrosian served as President and Chief Executive Officer of Trinity Laboratories, Inc., a medical device and drug manufacturer. Mr. Bedrosian also operated Pharmaceutical Ventures Ltd, a healthcare consultancy, and Interal Corporation, a computer consultancy to Fortune 100 companies. Mr. Bedrosian holds a Bachelor of Arts Degree in Political Science from Queens College of the City University of New York and a Juris Doctorate from Newport University in California.
     Brian Kearns was elected Vice President of Finance, Treasurer and Chief Financial Officer of the Company in March 2005 and Secretary in May 2005. Prior to joining the Company, Mr. Kearns served as the Executive Vice

President, Treasurer and Chief Financial Officer of MedQuist Inc., a healthcare information management company, from 2000 through 2004. Prior to joining MedQuist, Mr. Kearns was Vice President and Senior Health Care IT analyst at Banc of America Securities from 1999 trough 2000. Mr. Kearns also held various positions with Salomon Smith Barney from 1994 through 1998, including Senior Analyst of Business Services Equity Research. Prior to that, Mr. Kearns held several financial management positions during his seven years at Johnson & Johnson. Mr. Kearns holds a Bachelor of Science degree in Finance from Lehigh University and a Master of Business Administration degree from Rider University, where he matriculated with distinction.
     Kevin Smith joined the Company in January 2002 as Vice President of Sales and Marketing. From 2000 to 2001, he served as Director of National Accounts for Bi-Coastal Pharmaceutical, Inc., a pharmaceutical sales representation company. From 1999 to 2000, he served as National Accounts Manager for Mova Laboratories Inc., a pharmaceutical manufacturer. From 1991 to 1999, Mr. Smith served as National Sales Manager at Sidmak Laboratories, a pharmaceutical manufacturer. Mr. Smith has extensive experience in the generic sales market, and brings to the Company a vast network of customers, including retail chain pharmacies, wholesale distributors, mail-order wholesalers and generic distributors. Mr. Smith has a Bachelors’ Degree in Business Administration from Gettysburg College.
     Bernard Sandiford joined the Company in November 2002 as Vice President of Operations. From 1998 to 2002, he was the President of Sandiford Consultants, a firm specializing in providing consulting services to drug manufacturers for Good Manufacturing Practices and process validations. His previous employment included senior operating positions with Halsey Drug Company, Barr Laboratories, Inc., Duramed Pharmaceuticals, Inc., and Revlon Health Care Group. In addition to these positions, Mr. Sandiford performed various consulting assignments regarding Good Manufacturing Practices for several companies in the pharmaceutical industry. Mr. Sandiford has a Bachelors of Science Degree in Chemistry from Long Island University.
     William Schreck joined the Company in January 2003 as Materials Manager. In May 2005, he was promoted to Vice President of Logistics. From 1999 to 2001, he served as Vice President of Operations at Nature’s Products, Inc., an international nutritional and over-the-counter drug product manufacturing and distribution company. Mr. Schreck’s prior experience also includes executive management positions at Ivax Pharmaceuticals, Inc., a division of Ivax Corporation, Zenith-Goldline Laboratories and Rugby-Darby Group Companies, Inc. Mr. Schreck has a Bachelor of Arts Degree from Hofstra University.
     To the best of the Company’s knowledge, there have been no events under any bankruptcy act, no criminal proceedings and no judgments or injunctions that are material to the evaluation of the ability or integrity of any director or executive officer during the past five years.

EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
     The following table summarizes all compensation paid to or earned by the named executive officers of the Company for Fiscal 2005, Fiscal 2004 and Fiscal 2003.

						Long Term Compensation
		Annual Compensation				Awards		Payouts
(a)	(b)	(c)		(d)	(e)	(f)	(g)	(h)	(i)
							Securities
Name and					Other	Restricted	Under-lying	LTIP	All Other
Principal	Fiscal				Annual	Stock	Options/	Payouts	Compensati on
Position	Year	Salary		Bonus	Compensation	Award(s)	SARs	Amount	Amounts
William Farber	2005	0		0	0	0	0	0	44,000 [3]
	2004	0		0	0	0	50,000	0	26,000 [3]
Chairman of the Board of Directors and Chief Executive Officer	2003	0		0	0	0	37,500	0	3,000 [3]
Arthur P. Bedrosian[2]
	2005	236,709	[1]	168,750	0	0	0	0	0
	2004	212,548	[1]	240,000	0	0	63,000	0	0
President	2003	179,175	[1]	77,500	0	0	114,900	0	0

Kevin Smith	2005	171,578		95,518	0	0	0	0	0
	2004	165,844	[1]	158,410	0	0	33,000	0	0
Vice President of Sales and Marketing	2003	162,785	[1]	46,500	0	0	48,761	0	0

William Schreck	2005	140,862		73,750	0	0	0	0	0
	2004	103,927		37,500	0	0	0	0	0
Vice President of Logistics	2003	41,154	[4]	0	0	0	0	0	0

Larry Dalesandro[2]	2005	134,993		99,645	0	0	0	0	0
	2004	135,842	[1]	156,000	0	0	55,000	0	0
Chief Financial Officer, Treasurer	2003	134,984	[1]	59,675	0	0	74,595	0	0

1. Includes matching contribution payments made to the Company’s 401(k) Plan (3% of eligible compensation) for the benefit of the employee noted.
2. Mr. Dalesandro joined the Company on January 11, 1999 as Controller. He was elected Chief Operating Officer on November 1, 1999. On June 18, 2003, he was elected Chief Financial Officer, and voluntarily resigned the position of Chief Operating Officer. On December 1, 2004, Mr. Dalesandro voluntarily resigned the position of Chief Financial Officer.
3. These amounts represent payments to Mr. Farber for participation and attendance at Board of Director Meetings.
4. Mr. Schreck was hired mid-fiscal year 2003 as Material Manager and then promoted May 2004 to Vice President of Logistics.
OPTION/SAR GRANTS IN FISCAL 2005
     There were no stock option grants made during Fiscal 2005 to the Named Executive Officers named in the “Summary Compensation Table.”

AGGREGATED OPTION EXERCISES IN FISCAL 2005
AND FISCAL YEAR-END OPTION VALUES
     The following table sets forth information concerning the aggregate number and value of options exercised during Fiscal 2005, and the aggregate gains that would have been realized had these options been exercised on June 30, 2005, even though these options were not exercised and the unexercisable options could not have been exercised on June 30, 2005, by the Named Executive Officers. Lannett does not currently offer stock appreciation rights to its employees.

(a)	(b)	(c)	(d)	(e)
				Value of
				Unexercised
			Number of Securities	In-the-Money
	Shares		Underlying Unexercised	Options at
	Acquired		Options at FY-End	FY-End
	On	Value	Exercisable/	Exercisable/
Name	Exercise	Realized	Unexercisable	Unexercisable
William Farber	0	$0	62,500 / 25,000	$0 / $0
Arthur Bedrosian	0	$0	31,000 / 60,301	$10,620 / $0
Kevin Smith	10,001	$66,056	54,093 / 17,667	$0 / $0
William Schreck	0	$0	11,830 / 17,745	$0 / $0
Larry Dalesandro	0	$0	101,262 / 28,333	$0 / $0
EMPLOYMENT AGREEMENTS
     The Company has entered into employment agreements with Arthur Bedrosian, Brian Kearns, Kevin Smith, Bernard Sandiford and William Schreck (the “Executives”). Each of the agreements provide for an annual base salary and eligibility to receive a bonus. The salary and bonus amounts of the Executives are determined by the Board of Directors. Additionally, the Executives are eligible to receive stock options, which are granted at the discretion of the Board of Directors, and in accordance with the Company’s policies regarding stock option grants. Under the agreements, the Executives may be terminated at any time with or without cause, or by reason of death or disability. In certain termination situations, the Company is liable to pay severance compensation to the Executives of between one year and three years.

BOARD COMPENSATION COMMITTEE
REPORT ON EXECUTIVE COMPENSATION
     The Compensation Committee of the Board (the “Committee”) approves compensation objectives and policies for all employees and sets compensation for the Company’s executive officers, including the Named Executive Officers. The Committee is comprised of three independent directors. The Committee’s responsibilities include reviewing and approving corporate goals and objectives, including financial performance and stockholder return, relevant to approving the annual compensation of Lannett’s executive officers and other key management personnel through consultation with management and the Company’s independent professional compensation consultants. Recommendations are made to the Board with respect to overall incentive-based compensation plans, including equity based plans, which includes a review of the Company’s management development and succession plans.
EXECUTIVE COMPENSATION POLICY
     The principal objective of the Company is to maximize stockholder value through the development and enhancement of the Company’s business operations. To further that objective, the Company’s executive compensation program is designed to:
•	Attract and retain quality talent, which is critical to both the short-term and long-term success of the Company.

•	Support strategic performance objectives through the use of compensation programs.

•	Create a mutuality of interest between executive officers and stockholders through compensation structures that share the rewards and risks of strategic decision-making.
     An executive’s total compensation is composed of three primary components: base salary compensation, annual incentive compensation, and long-term incentive compensation. Each component is based on individual and group performance factors, which are measured objectively and subjectively by the Committee.
BASE SALARY COMPENSATION
     The Committee’s approach is to offer competitive salaries in comparison with market practices. The Committee annually examines market compensation levels and trends observed in the labor market. For its purposes, the Committee has defined the labor markets as the pool of executives who are currently employed in similar positions in companies with similar market capitalization, with special emphasis placed on salaries paid by companies that constitute the pharmaceutical industry. Market information is used as a frame of reference for annual salary adjustments and starting salaries. The Committee considers decision-making responsibilities, experience, work performance and achievement of key goals, and team-building skills of each position as the most important measurement factors in its annual reviews.
ANNUAL INCENTIVES
     Lannett established an annual incentive plan to reward executive officers for accomplishing annual financial objectives. The weighted financial measures and related targets for the plan are set forth in the preceding fiscal year by the Committee. Individual annual bonus level targets are consistent with market practices for positions with comparable decision-making responsibilities. Bonuses paid in Fiscal 2005 are disclosed in the Executive Compensation table.
LONG-TERM INCENTIVES
     At the Annual Meeting in 2003, the stockholders approved the Lannett 2003 Stock Option Plan and the 2003 Employee Stock Purchase Plan. The Stock Option plan replaced the 1993 Incentive Stock Option Plan. The purpose of these plans is to enable employees of the Company to: (i) own shares of stock in the Company, (ii) participate in the stockholder value which has been created, (iii) have a mutuality of interest with other stockholders and (iv) enable the Company to attract, retain and motivate key employees of particular merit.

FUTURE AWARD DETERMINATION
     The Committee will continue to reassess Lannett’s executive compensation program in order to ensure that it promotes the long-term objectives of Lannett, encourages growth in stockholder value, provides the opportunity for management investment in the Company, and attracts and retains top-level executives who will manage strategically in Fiscal 2006 and beyond.

Compensation Committee: Ronald West
Albert Wertheimer
Myron Winkelman
PERFORMANCE GRAPH
COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG LANNETT COMPANY, INC., THE RUSSELL 2000 INDEX
AND THE RDG MICROCAP PHARMACEUTICAL INDEX

* $100 invested on 6/30/00 in stock or index-including reinvestment of dividends.
Fiscal Year ending June 30.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
     The Company had sales of approximately $590,000, $590,000 and $348,000 during the years ended June 30, 2005, 2004 and 2003, respectively, to a generic distributor, Auburn Pharmaceutical Company (the “related party”) in which the owner, Jeffrey Farber, is the son of the Chairman of the Board of Directors and principal stockholder of the Company, William Farber. Accounts receivable includes amounts due from the related party of approximately $117,000, and $95,000 at June 30, 2005 and 2004, respectively. In the Company’s opinion, the terms of these transactions were not more favorable to the related party than would have been to a non-related party.
     In January 2005, Lannett Holdings, Inc., a subsidiary of the Company, entered into an agreement pursuant to which it purchased for $100,000 and future royalty payments the proprietary rights to manufacture and distribute a product for which Pharmeral, Inc. owns the ANDA. This agreement is subject to Lannett Holdings, Inc.’s ability to obtain FDA approval to use the proprietary rights. In the event that such FDA approval cannot be obtained, Pharmeral, Inc. must repay the $100,000 to Lannett Holdings, Inc. Accordingly, the Company has treated this payment as a prepaid asset. Arthur Bedrosian, President of Lannett, was formerly the President and Chief Executive Officer and currently owns 100% of Pharmeral, Inc. This transaction was approved by the Board of Directors of Lannett and, in its opinion, the terms were not more favorable to the related party than they would have been to a non-related party.
CODE OF CONDUCT
     The Company has adopted the Code of Professional Conduct (the “code of ethics”), a code of ethics that applies to the Company’s Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer and Corporate Controller, and other finance organization employees. The code of ethics is publicly available on our website at www.lannett.com. If the Company makes any substantive amendments to the code of ethics or grant any waiver, including any implicit waiver, from a provision of the code to our Chief Executive Officer, Chief Financial Officer, or Chief Accounting Officer and Corporate Controller, we will disclose the nature of such amendment or waiver on our website or in a report on Form 8-K.

REPORT OF THE AUDIT COMMITTEE
     The Audit Committee is currently comprised of three independent directors (as defined in section 121(A) of the American Stock Exchange listing standard) and operates under a written charter adopted by the Board of Directors in accordance with rules of the American Stock Exchange. A copy of the Audit Committee Charter is attached to the Company’s Proxy Statement dated December 24, 2004. The Committee recommends to the Board of Directors, subject to stockholder ratification, the selection of Lannett’s independent auditors. The Audit Committee has recommended that stockholders ratify Proposal No. 2 to approve the appointment of Grant Thornton LLP as independent auditors.
     Management is responsible for the Company’s internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States of America, and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.
     Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Audit Committee discussed with the independent auditor matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).
     The Company’s independent auditors also provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent auditors that firm’s independence. Grant Thornton LLP, Lannett’s independent auditors, stated in the written disclosures that in their judgment they are, in fact, independent. The Audit Committee concurred in that judgment of independence.
     Based upon the Audit Committee’s discussion with management and the independent auditors and the Audit Committee’s review of the representations of management and the report of the independent auditors to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in Lannett’s Annual Report on Form 10-K for the fiscal year ended June 30, 2005, to be filed with the Securities and Exchange Commission.

Audit Committee:	Kenneth Sinclair Ronald West Albert Wertheimer

PROPOSAL NO. 2 — APPOINTMENT OF GRANT THORNTON LLP AS INDEPENDENT AUDITORS
     The Board of Directors requests from the stockholders an indication of their approval or disapproval of the Board’s appointment of Grant Thornton LLP as independent auditors for fiscal 2006. Grant Thornton LLP served as the independent auditors of Lannett during Fiscal 2005, and no relationship exists other than the usual relationship between independent public accountant and client. If the appointment of Grant Thornton LLP as independent auditors for Fiscal 2006 is not approved by the stockholders, the adverse vote will be considered a direction to the Board of Directors to consider other auditors for next year. However, because of the difficulty in making any substitution of auditors so long after the beginning of the current year, the appointment for Fiscal 2006 will stand unless the Board finds other good reason for making a change. Grant Thornton LLP will not be present at the meeting. The following table identifies the fees paid to Grant Thornton LLP in Fiscal 2005, 2004 and 2003.

	Audit-Related		Tax Fees	All Other Fees
	Audit Fees	Fees (1)	(2)	(3)	Total Fees
Fiscal 2005:	$110,500	$2,850	$52,475	$203,895	$369,720
Fiscal 2004:	$92,124	$5,000	$29,621	$38,325	$165,070
Fiscal 2003:	$72,561	$7,700	$17,816	$45,343	$143,420
(1) Audit-related fees include fees paid for preparation and participation in Board of Director meetings, and Audit Committee meetings.
(2) Tax fees include fees paid for preparation of annual federal, state and local income tax returns, quarterly estimated income tax payments, and various tax planning services. Fiscal 2005 includes fees paid to Grant Thornton for services rendered during an IRS audit.
(3) Other fees include:
Fiscal 2005 — A majority of the fees paid were for services rendered in connection with Sarbanes — Oxley compliance and internal control assessment. Other fees were for review of various SEC correspondence and fees for services rendered in connection with the Company’s application to various local and state entities for benefits related to the Company’s facility expansion.
Fiscal 2004 — Fees paid for services rendered in connection with arbitrage calculations on certain tax exempt bond issues, review of stock option documentation, review of S-3 registration statement filing for the four million shares granted to Jerome Stevens Pharmaceuticals, review of various SEC correspondence and fees for services rendered in connection with the Company’s application to various local and state entities for benefits related to the Company’s facility expansion.
Fiscal 2003 — Fees paid for services rendered in connection with the Company’s application to various local and state entities for benefits related to the Company’s facility expansion; and services rendered in connection with an engagement for interest expense arbitrage calculations on certain tax exempt bond issues.
     The non-audit services provided to the Company by Grant Thornton LLP were pre-approved by the Company’s audit committee. Prior to engaging its auditor to perform non-audit services, the Company’s audit committee reviews the particular service to be provided and the fee to be paid by the Company for such service and assesses the impact of the service on the auditor’s independence.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THIS PROPOSAL TO APPROVE THE APPOINTMENT OF GRANT THORNTON LLP AS THE COMPANY’S INDEPENDENT AUDITORS.

2005 ANNUAL REPORT TO STOCKHOLDERS
You can obtain a copy of our Annual Report on form 10-K for the fiscal year ended June 30, 2005 at no charge by writing to us at Corporate Controller, 9000 State Road, Philadelphia, PA 19136.
SIGNATURE
     Pursuant to the requirement of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto authorized.

Date: December 20, 2005	LANNETT COMPANY, INC.
	By:	/s/ William Farber
William Farber, Chairman of the Board

LANNETT COMPANY, INC.
PROXY FOR
ANNUAL MEETING OF STOCKHOLDERS
January 17, 2006
     This proxy is solicited on behalf of the Board of Directors. The undersigned stockholder of Lannett Company, Inc., a Delaware corporation (“Lannett”), hereby appoints William Farber and Brian Kearns and either of them, as proxies with full power of substitution, for the undersigned to vote the number of shares of common stock of Lannett that the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of Lannett to be held on January 17, 2006, at 9:00 a.m. local time, at the Company’s facility at 9001 Torresdale Avenue, Philadelphia, PA 19136 and at any adjournment or postponement thereof, on the following matters that are more particularly described in the Proxy Statement dated December 20, 2005.
     This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted “FOR” Proposals 1 and 2. Receipt of the Proxy Statement, dated December 20, 2005, is hereby acknowledged.
     You are encouraged to specify your choices by marking the appropriate boxes, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendation. The proxies cannot vote your shares unless you sign and return this card.
1.	Proposal to elect directors of Lannett, each to serve until Lannett’s next annual meeting of stockholders or until their respective successors have been duly elected and qualified.

☐	FOR ALL NOMINEES LISTED BELOW	☐	WITHHOLD AUTHORITY FOR ALL NOMINEES LISTED BELOW
     William Farber, Ronald West, Myron Winkelman, Albert I. Wertheimer, Kenneth Sinclair and Garnet Peck to hold office until the next annual meeting or until their respective successors have been duly elected and qualified.
☐       FOR, EXCEPT VOTE WITHHELD FOR THE FOLLOWING NOMINEES

2.	Proposal to approve the appointment of Grant Thornton LLP as independent auditors.
☐      FOR       ☐       AGAINST       ☐       ABSTAIN

Name of Stockholder(s)

Signature of Stockholder(s)

Please sign your name exactly as it appears hereon. Joint owners must each sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as it appears thereon.

Date:	, 2005

PLEASE MARK, SIGN, DATE AND RETURN USING THE ENCLOSED ENVELOPE